Exhibit 10.1

October 9, 2020

Mardi C. Dier

[***]

[***]

Re: Amendment No. 1 to Offer Letter

Dear Mardi:

On behalf of Ultragenyx Pharmaceutical Inc. (the “Company”), I am pleased to present to you this Amendment No. 1 (this “Amendment”), which amends the Offer of Employment Letter Agreement with you dated August 28, 2020 (the “Offer Letter”) as follows:

1.
The first introductory paragraph in the Offer Letter is hereby amended by replacing the reference to “November 2, 2020” with the term “October 12, 2020”.
2.
Except as expressly amended herein, all terms and provisions of the Offer Letter shall remain in full force and effect.
3.
In the event of a conflict between the provisions of this Amendment and the provisions of the Offer Letter, the provisions of this Amendment shall control.
4.
This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.
5.
This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument

Sincerely,

/s/ Emil D. Kakkis, M.D., Ph.D.

Name: Emil D. Kakkis, M.D., Ph.D.

Title: President and Chief Executive Officer

www.ultragenyx.com         Transforming good science into great medicine for rare genetic diseases

I voluntarily accept and agree to terms and conditions of this Amendment.

/s/ Mardi C. Dier October 9, 2020

Mardi C. Dier Date